United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2025

CYCURION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Boro Place, Fourth Floor McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 341-6680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CYCU	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	CYCUW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Cycurion, Inc., a Delaware corporation (the “Company”), received written notice (the “First Nasdaq Notice”), dated April 9, 2025, from The Nasdaq Stock Market (“Nasdaq”), indicating that, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company no longer meets the Listing Rules (the “Rules”) requirement that its listed securities maintain a minimum bid price of $1.00 per share. The Rules also provide the Company with a period of 180 calendar days in which to regain compliance with the Rule. If at any time during this 180-day period (expiring on October 6, 2025), the closing bid price of the Company’s security is at least $1.00 for a minimum of ten consecutive business days, Nasdaq will provide written confirmation of compliance and this matter will be closed.

In the event the Company does not regain compliance with the Rule, the Company may be eligible for additional time under Listing Rule 5810(c)(3)(A)(ii). The Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. However, if it appears to Nasdaq that the Company will not be able to cure the deficiency, or if the Company is not otherwise eligible, Nasdaq will provide notice that the Company’s common stock is to be subject to delisting. At that time, the Company may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Rules. However, there can be no assurance that, if the Company does appeal any delisting determination by Nasdaq to the panel, that such appeal would be successful.

On April 11, 2025, the Company received two letters from the Nasdaq, each addressing a separate compliance deficiency under the Rules. The first letter notified of the deficiency with regard to Rule 5450(b)(2)(A) (the “Second Nasdaq Notice”), which requires a company, whose securities are listed on The Nasdaq Global Market under the “Market Value Standard”, to maintain a minimum Market Value of Listed Securities (an “MVLS”) of $50,000,000. The deficiency was caused by the Company’s MVLS having been below the minimum level for the prior 30 consecutive business days. Under Nasdaq Listing Rule 5810(c)(3)(C), the Company is entitled to a 180-day period, ending on October 8, 2025, to rectify the deficiency. In order to do so, the Company must achieve and maintain an MVLS of at least $50,000,000 or more for a minimum of 10 consecutive business days. Failure to regain compliance within that 180-day period would result in the delisting of the Company’s securities from Nasdaq, although the Company would have the right to appeal such a delisting to a Nasdaq hearings panel.

The second letter notified of the deficiency with regard to Rule 5450(b)(2)(C) (the “Third Nasdaq Notice” and, together with the First Nasdaq Notice and Second Nasdaq Notice, the “Nasdaq Notices”)), which requires a minimum Market Value of Publicly Held Shares (an “MVPHS”) of $15,000,000 for continued listing on the Nasdaq Global Market under the “Market Value Standard”. This deficiency was caused by the Company’s MVPHS having been below the minimum level for the prior 30 consecutive business days. Under Rule 5810(c)(3)(D), the Company has 180 calendar days, or until October 8, 2025, to regain compliance, which the Company can achieve if its MVPHS is at least $15,000,000 for a minimum of 10 consecutive business days. Failure to regain compliance within that 180-day period would result in the delisting of its securities from Nasdaq, although the Company would have the right to appeal such a delisting to a Nasdaq hearings panel.

The Nasdaq Notices have no immediate effect on the Company’s continued listing on The Nasdaq Global Market® or the trading of Company’s common stock, subject to the Company’s compliance with the other continued listing requirements. The Company is presently evaluating potential actions to regain compliance with all applicable requirements for continued listing on The Nasdaq Global Market. There can be no assurance that the Company will be successful in maintaining the listing of its common stock on The Nasdaq Global Market.

Item 9.1 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCURION, INC.

Date: April 15, 2025	By:	/s/ L. Kevin Kelly
	Name:	L. Kevin Kelly
	Title:	Chief Executive Officer